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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 28 to the registration statement on Form N-1A of Robertson Stephens Investment Trust (the "Registration Statement") of our reports dated February 7, 1997, relating to the financial statements and financial highlights of The Robertson Stephens Growth & Income Fund, The Robertson Stephens Emerging Growth Fund, The Robertson Stephens Partners Fund, The Robertson Stephens Global Natural Resources Fund, The Robertson Stephens Global Low-Priced Stock Fund, The Robertson Stephens Developing Countries Fund, The Information Age Fund, The Contrarian Fund, The Robertson Stephens Value + Growth Fund, The Robertson Stephens Diversified Growth Fund, and The Robertson Stephens MicroCap Growth Fund (hereafter referred to as the "Funds"), which appear in such Statement of Additional Information, and to the incorporation by reference of our reports into the combined Prospectuses for the Funds which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Statement of Additional Information and to the references to us under the headings "Financial Highlights" in the Prospectuses.

/s/ Price Waterhouse LLP
San Francisco, California
March 21, 1997